Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in these Registration Statements (Form S-8, Nos. 333‑184223, 333-192345, and 333-225548) of Sound Financial Bancorp, Inc. of our report dated March 29, 2021, with respect to the consolidated financial statements of Sound Financial Bancorp, Inc. and Subsidiary, appearing in this annual report on Form 10-K for the year ended December 31, 2020.

/s/ Moss Adams, LLP

Everett, Washington
March 29, 2021